UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES AND EXCHANGE ACT OF 1934

November 26, 2003
Date of report (Date of earliest event reported)

ACCERIS COMMUNICATIONS INC.

(Exact Name of Registrant as Specified in its Charter)

FLORIDA
(State of Other Jurisdiction of
Incorporation or Organization)

0-17973	59-2291344
(Commission File No.)	(I.R.S. Employer Identification No.)

9775 Business Park Avenue, San Diego, CA 92131
(Address of Principal Executive Offices and Zip Code)

(858) 547-5700
(Registrants Telephone Number, Including Area Code)

I-LINK INCORPORATED
(Former Name or Former Address, if Changed Since Last Report)

Item 7. Financial Statements and Exhibits.

Exhibit No.	Exhibit Title
99.1	Information provided to third parties with accompanying non-GAAP financial measures reconciliation.

Item 9. Regulation FD Disclosure.

Item 12. Results of Operations and Financial Condition.

     The following information is furnished under Item 9 and Item 12 of Form 8-K. The information in this Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any filing of Acceris Communications Inc. (the “Company” or the “Registrant”), whether made before or after the date hereof, regardless of any general incorporation language in such filing.

     The Registrant’s representatives held meetings, interviews and telephone conversations with investors, potential investors and analysts, collectively “Discussions” in which the Registrant’s representatives provided certain information regarding its recent performance and financial outlook.

     In compliance with its reporting obligations under Regulation FD, the Registrant is attaching the information so provided, including reconciliations for measures presented that are not prepared in accordance with accounting principal generally accepted in the United States (“GAAP”).

     The following non-GAAP measures were used:

•	EBITDA

•	Run Rate Revenue

•	Total debt (net of cash)

     “EBITDA,” which is calculated as Earning Before deductions for Interest, Taxes, Depreciation and Amortization, is not a measure of financial performance under GAAP. EBITDA is provided for the use of the reader in understanding the Company’s operating results and is not prepared in accordance with, nor does it serve as an alternative to, GAAP measures and may be materially different from similar measures used by other companies. While not a substitute for information prepared in accordance with GAAP, the Company believes that this information is helpful for investors to more easily understand the Company’s operating financial performance, especially in light of the significant restructuring activities the Company has recently undertaken. The Company also feels that this measure may better enable an investor to form views of the Company’s potential financial performance in the future. These measures have limitations as analytical tools, and investors should not consider them in isolation or as substitutes for analysis of the Company’s results prepared in accordance with GAAP.

     “Run Rate Revenue”, which is calculated by taking the reported GAAP measured revenue for a given period and multiplying by a variable to annualize, is not a measure of financial performance under GAAP. In the case of quarterly information one would multiply by 4 or in the case of monthly information one would multiply by 12. Readers may use such measures to have a sense of the size of the business on an annual basis.

     “Total debt (net of cash),” which is calculated by taking GAAP measured total liabilities and deducting accounts payable, accrued liabilities, unearned revenue and net liabilities of discontinued operations, is not a measure of financial performance under GAAP. While not a substitute for measures prepared in accordance with GAAP, the Registrant believes that this information is helpful for investors to more easily understand the Company’s capital structure.

     Pro Forma information for the non-GAAP measure Total debt (net of cash) was presented to show the effect of the November 30, 2003 conversion of debt held by the Company’s controlling shareholder, Counsel Corporation, as if the conversion had occurred on September 30, 2003.

     In the course of Discussions, the Company’s representatives made references to the Company’s objective to make money in 2004 (management metric for making money = EBITDA). All statements, other than statements of historical facts, which address the Company’s expectations, should be considered as forward-looking statements. Such statements are based on knowledge of the environment in which they currently operate, but because of the important factors noted hereafter, as well as other factors beyond their control, actual results may differ materially from the expectations expressed in the forward-looking statements. Important factors that may cause actual results to differ from anticipated results include, but are not limited to, obtaining necessary approvals and other risks detailed from time to time in the Company’s securities and other regulatory filings. The Company undertakes no obligation and does not intend to update, revise or otherwise publicly release any revisions to these statements to reflect events or circumstances after the date hereof or to report the occurrence of any unanticipated events.

     In the course of Discussions, the Company’s representatives made comments about its strategy and business outlook, which are set out on the Company website under the investor relations section. The investor relations section includes among other things a presentation on the Company (www.acceris.com/presentations.asp) and a Company fact sheet (www.acceris.com/fact_sheet.asp). This information is updated from time to time as appropriate. The Company’s website serves as one medium for information distribution from the Company to its various stakeholders.

     In the course of Discussions, the Company’s representatives made comments about its local bundled product strategy, which are set out on the Company’s website (www.acceris.com/local.asp) and further indicated the Company’s views/comments on:

•	UNE-P: The most cost efficient way to deploy local. Recent regulatory changes have stabilized UNE-P for the next three to six years.

•	Differentiators: International bundling; enhanced services; leverage of Acceris’ existing network; systems, including the implementation of InfoDirections, Costguard billing system and Concretio provisioning system.

•	Staffing: Have assembled a team of individuals from the industry that would allow the Company to accelerate its deployment of Local bundled offering.

•	Revenue / profitability: The new offerings would increase per customer revenue and profitability. Contributions from these new offerings are expected to yield margins from 40% to 55%, depending on the particular offering and region.

     In the course of Discussions, the Company’s representatives made comments about its technology strategy, which is set out on the Company’s website (www.acceristechnologies.com) and further indicated the Company’s views/comments on:

•	Patent Violations - All participants that are involved in taking a call that is originated on the PSTN, transmitted to a gateway for an analog to digital conversion for transport over the internet and then transmitted via PSTN, are violating the Acceris patents. This includes carriers, equipment and softswitch manufacturers as well as customers deploying IP.

•	Intentions - Its intention is to license the technology supported by its patents.

•	Patent Validation — It has validated its patents with various law firms. This process led to the identification of US Patent No. 6,243,373 as being an important sister patent to have in its portfolio.

•	Purchase of Patent - The financial terms of the acquisition of US Patent No. 6,243,373 acquired in December 2003 as being $100,000 plus 35% of the net proceeds from licensing of the combination US Patent No. 6,438,124 and the US Patent No. 6,243,373. The Company also has a right to buy down the seller’s participation to 30% by making a $614,000 payment in June 2004 and, if exercised, a right to further buy down the seller’s participation to 15% for a payment of $5,000,000 by December 31, 2004.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the duly authorized undersigned.

Date: March 9, 2004	Acceris Communications Inc.

/s/ Stephen A. Weintraub Stephen A. Weintraub, Secretary and Senior Vice President

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